Exhibit 99.1

New Relic Announces Fourth Quarter and Full Fiscal Year 2018 Results
Fourth quarter revenue increased 34% year-over-year to $98.4 million
Quarterly GAAP operating loss narrowed to $(7.5) million; Non-GAAP operating income of $4.8 million
New Relic’s highest-ever publicly reported dollar-based net expansion rate of 141%
San Francisco – May 8, 2018 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced financial results for the fourth quarter and full fiscal year 2018 ended March 31, 2018.
“We are very pleased with our fourth quarter results, which capped off our fiscal year with revenue of over $355 million, a 35% increase over fiscal 2017,” said Lew Cirne, CEO and founder, New Relic. “Strong quarterly results helped narrow our quarter’s GAAP operating loss to $(7.5) million and expanded non-GAAP operating income to $4.8 million. We attribute our continued momentum in the enterprise market to our success in helping companies solve business-critical issues including mastering the complexity of modern software, reducing the risk of service interruptions for customer-facing applications, and competing in the digital era.”
Fourth Quarter 2018 Financial Highlights:

•	Revenue of $98.4 million, growing 34% year-over-year, and up 7% sequentially from the third quarter of fiscal 2018.

•
GAAP loss from operations was $(7.5) million for the fourth quarter of fiscal 2018, compared to $(15.1) million for the fourth quarter of fiscal 2017. Non-GAAP income from operations was $4.8 million for the fourth quarter of fiscal 2018, compared to a loss of $(5.8) million for the fourth quarter of fiscal 2017.

•
GAAP net loss per basic share was $(0.13) for the fourth quarter of fiscal 2018 based on 55.7 million weighted average shares outstanding, compared to $(0.28) for the fourth quarter of fiscal 2017 based on 53.0 million weighted average shares outstanding. Non-GAAP net income per diluted share was $0.09 for the fourth quarter of fiscal 2018, compared to a loss of $(0.11) per basic share for the fourth quarter of fiscal 2017.

•	Cash, cash equivalents and short-term investments were $247.9 million at the end of the fourth quarter of fiscal 2018, compared with $233.0 million at the end of the third quarter of fiscal 2018.

Fiscal 2018 Financial Highlights:

•	Revenue of $355.1 million, up 35% compared with fiscal 2017.

•
GAAP loss from operations was $(46.8) million for fiscal 2018, compared with $(61.3) million for fiscal 2017. Non-GAAP loss from operations was $(1.5) million for fiscal 2018, compared with $(25.4) million for fiscal 2017.

•
GAAP net loss per basic share was $(0.83) for fiscal 2018 based on 54.8 million weighted average shares outstanding, compared with $(1.18) for fiscal 2017 based on 51.7 million weighted average shares outstanding. Non-GAAP net income per basic and diluted share was breakeven for fiscal 2018, compared with a net loss per basic share of $(0.49) for fiscal 2017.

Customer Highlights:

•	$100K+ Paid Business Accounts as of March 31, 2018 of 703, compared to 517 as of March 31, 2017.

•	Paid Business Accounts as of March 31, 2018 of over 17,000, compared to over 15,200 as of March 31, 2017.

•	54% of ARR from Enterprise Paid Business Accounts as of March 31, 2018, compared to 46% as of March 31, 2017.

•	Dollar-Based Net Expansion Rate for the fourth quarter of fiscal 2018 of 141%, compared to 133% as of the fourth quarter of fiscal 2017.
Fourth Quarter & Recent Business Highlights:

•
New Relic recognized as a Leader in Gartner’s Magic Quadrant [http://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Recognized-as-a-Leader-in-Gartners-Magic-Quadrant-for-Application-Performance-Monitoring-Suites-for-Sixth-Consecutive-Time/] for Application Performance Monitoring Suites for sixth consecutive time

•
Announced new integrations [http://ir.newrelic.com/press-releases/Press-Release-Details/2018/Instrumenting-Early-with-New-Relic-Helps-Accelerate-Cloud-Adoption-for-Enterprises/] for Amazon Web Services, Microsoft Azure, and Google Cloud Platform, which assist in ensuring application and infrastructure health

•	Kicked off 17-city “Well Instrumented” tour [http://newrelic.com/press-release/20180329] at Global AWS Summits, driving customer and partner success in cloud migration and transformation projects

•
Announced executive promotions [http://ir.newrelic.com/press-releases/Press-Release-Details/2018/New-Relic-Announces-Executive-Promotions-Designed-to-Drive-Continued-Global-Customer-Success/] designed to drive continued global customer success, including Erica Schultz to the role of Chief Revenue Officer and Roger Scott to the role of Chief Customer Officer

Outlook:
On April 1, 2018, New Relic adopted Accounting Standards Codification (ASC) 606 using the modified retrospective method. For the first quarter and full fiscal year 2019, we expect no material difference in revenue as a result of the adoption of this new revenue standard. Under the new standard, we will be deferring certain expenses that were previously recognized upfront, primarily sales commissions. As a result, we expect a benefit of approximately $8.0 to $12.0 million to GAAP and non-GAAP expenses for the full fiscal year 2019 and approximately $0.5 to $1.5 million to GAAP and non-GAAP expenses for the first fiscal quarter of 2019. The guidance below incorporates the expected impact of the adoption of this new revenue standard.
New Relic has not reconciled its expectations as to non-GAAP income (loss) from operations or non-GAAP net income (loss) per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, lawsuit litigation expenses and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.

•	First Quarter Fiscal 2019 Outlook:

•	Revenue between $104.5 million and $106.5 million, representing year-over-year growth of between 30% and 32%, respectively.

•	Non-GAAP income from operations of between $5.5 million and $6.5 million.

•	Non-GAAP net income per diluted share of between $0.10 and $0.12. This assumes 59.3 million weighted average diluted shares outstanding.

•	Full Year Fiscal 2019 Outlook:

•	Revenue between $452.0 million and $458.0 million, representing year-over-year growth of between 27% and 29%.

•	Non-GAAP income from operations of between $15.0 million and $20.0 million.

•	Non-GAAP net income per diluted share of between $0.29 and $0.37. This assumes 60.2 million weighted average common shares outstanding.
Conference Call Details:

•	What: New Relic financial results for the fourth quarter and full fiscal 2018 and outlook for the first quarter and the full year of fiscal 2019

•	When: May 8, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)

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Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 6025918 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.newrelic.com (live and replay)

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Replay: Following the completion of the call through 11:59 PM Eastern Time on May 15, 2018, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 6025918.

About New Relic
New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects. Learn why more than 50% of the Fortune 100 trust New Relic at newrelic.com.

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding New Relic’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2019 and for the full year of fiscal 2019, and the expected impact of ASC 606 on those financial results, such as revenue, non-GAAP income (loss) from operations and non-GAAP net income (loss) per share, free cash flow, non-GAAP operating income, gross margins, deferred revenue, physical capital expenditures, capitalized software, and cash from operations, its outlook on fiscal 2019 capital expenditures, operating margin and gross margin, New Relic’s ability to maintain non-GAAP profitability, market trends and opportunity, continued heavy investment towards potential future growth opportunity, the market opportunity for the New Relic platform, the growth of the platform or any individual product, the timing and benefits from additional integrations with respect to the leading cloud platforms, New Relic’s customer adoption, momentum, competitive advantages, and value proposition to its customers, benefits from and investment in New Relic Applied Intelligence, the pace of hiring activity and seasonality. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; fluctuation of New Relic’s quarterly results; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; risks associated with recent changes to New Relic’s management structure; New Relic’s ability to persuade its customers to expand their use of New Relic’s products to additional use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, which could result in additional cost and liability to New Relic or inhibit sales; changes in privacy laws, regulations and standards; New Relic’s ability to effectively compete in the intensely competitive market for application performance monitoring solutions and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2017. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.
New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP net income (loss) per share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. New Relic believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
New Relic defines non-GAAP gross profit, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) the transaction costs related to acquisition, (5) lawsuit litigation expense, and (6) employer payroll tax expense on equity incentive plans, as applicable. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by weighted average shares used to compute net income (loss) per share attributable to common stockholders. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures, minus capitalized software.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles and transaction costs related to acquisition. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation expense. New Relic may from time to time incur charges or benefits that are outside of the ordinary course of New Relic’s business related to litigation. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.

Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.
New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Investor Contact
Jonathan Parker
New Relic, Inc.
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
pr@newrelic.com

Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Revenue	$98,448	$73,336	$355,058	$263,479
Cost of revenue	16,383	13,930	62,725	49,990
Gross profit	82,065	59,406	292,333	213,489
Operating expenses:
Research and development	19,646	15,967	74,332	61,054
Sales and marketing	55,006	45,537	207,021	168,163
General and administrative	14,945	12,968	57,788	45,615
Total operating expenses	89,597	74,472	339,141	274,832
Loss from operations	(7,532)	(15,066)	(46,808)	(61,343)
Other income (expense):
Interest income	687	393	2,190	1,189
Interest expense	(22)	(24)	(86)	(87)
Other income (expense), net	226	(55)	343	(572)
Loss before income taxes	(6,641)	(14,752)	(44,361)	(60,813)
Income tax provision	325	241	959	264
Net loss	$(6,966)	$(14,993)	$(45,320)	$(61,077)
Net loss per share, basic and diluted	$(0.13)	$(0.28)	$(0.83)	$(1.18)
Weighted-average shares used to compute net loss per share, basic and diluted	55,669	52,991	54,814	51,715

Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$132,479	$88,305
Short-term investments	115,441	118,101
Accounts receivable, net of allowance for doubtful accounts of $1,728 and $1,117, respectively	99,488	62,032
Prepaid expenses and other current assets	15,591	8,169
Total current assets	362,999	276,607
Property and equipment, net	53,899	50,728
Restricted cash	8,202	8,115
Goodwill	11,828	11,828
Intangible assets, net	1,312	2,499
Other assets, non-current	5,086	2,492
Total assets	$443,326	$352,269
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,985	$6,522
Accrued compensation and benefits	17,414	15,935
Other current liabilities	8,619	7,607
Deferred revenue	189,633	125,269
Total current liabilities	218,651	155,333
Deferred rent, non-current	8,147	8,272
Deferred revenue, non-current	649	1,135
Other liabilities, non-current	775	685
Total liabilities	228,222	165,425
Stockholders’ equity:
Common stock, $0.001 par value	56	53
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	521,119	447,314
Accumulated other comprehensive income (loss)	(324)	(96)
Accumulated deficit	(305,484)	(260,164)
Total stockholders’ equity	215,104	186,844
Total liabilities and stockholders’ equity	$443,326	$352,269

Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Year Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss:	$(45,320)	$(61,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,243	18,805
Stock-based compensation expense	40,598	31,946
Other	1,559	1,125
Changes in operating assets and liabilities:
Accounts receivable, net	(38,315)	(30,251)
Prepaid expenses and other assets	(9,794)	(3,658)
Accounts payable	(1,823)	658
Accrued compensation and benefits and other liabilities	2,112	5,550
Deferred revenue	63,878	51,681
Deferred rent	(488)	4,149
Net cash provided by operating activities	35,650	18,928
Cash flows from investing activities:
Purchases of property and equipment	(21,368)	(21,430)
Increase in restricted cash	(87)	—
Purchases of short-term investments	(128,669)	(168,938)
Proceeds from sale and maturity of short-term investments	131,135	175,877
Capitalized software development costs	(4,843)	(4,029)
Net cash used in investing activities	(23,832)	(18,520)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	7,592	5,283
Proceeds from issuance of common stock	24,764	16,700
Net cash provided by financing activities	32,356	21,983
Net increase in cash and cash equivalents	44,174	22,391
Cash and cash equivalents, beginning of period	88,305	65,914
Cash and cash equivalents, end of period	$132,479	$88,305

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Reconciliation of gross profit and gross margin:
GAAP gross profit	$82,065	$59,406	$292,333	$213,489
Plus: Stock-based compensation	724	478	2,440	1,847
Plus: Amortization of purchased intangibles	197	396	1,187	1,062
Plus: Amortization of stock-based compensation capitalized in software development costs	225	230	927	754
Plus: Employer payroll tax on employee equity incentive plans	93	45	208	114
Non-GAAP gross profit	$83,304	$60,555	$297,095	$217,266
GAAP gross margin	83%	81%	82%	81%
Non-GAAP adjustments	2%	2%	2%	1%
Non-GAAP gross margin	85%	83%	84%	82%
Reconciliation of operating expenses:
GAAP research and development	$19,646	$15,967	$74,332	$61,054
Less: Stock-based compensation	(3,076)	(2,522)	(12,176)	(9,975)
Less: Employer payroll tax on employee equity incentive plans	(412)	(172)	(967)	(448)
Non-GAAP research and development	$16,158	$13,273	$61,189	$50,631
GAAP sales and marketing	$55,006	$45,537	$207,021	$168,163
Less: Stock-based compensation	(4,811)	(3,392)	(16,925)	(13,042)
Less: Amortization of purchased intangibles	—	—	—	(25)
Less: Employer payroll tax on employee equity incentive plans	(390)	(166)	(1,080)	(501)
Non-GAAP sales and marketing	$49,805	$41,979	$189,016	$154,595
GAAP general and administrative	$14,945	$12,968	$57,788	$45,615
Less: Stock-based compensation	(2,209)	(1,835)	(9,057)	(7,082)
Less: Lawsuit litigation	—	—	—	(48)
Less: Amortization of purchased intangibles	—	—	—	(75)
Less: Employer payroll tax on employee equity incentive plans	(190)	(77)	(387)	(950)
Non-GAAP general and administrative	$12,546	$11,056	$48,344	$37,460
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(7,532)	$(15,066)	$(46,808)	$(61,343)
Plus: Stock-based compensation	10,820	8,227	40,598	31,946
Plus: Lawsuit litigation	—	—	—	48
Plus: Amortization of purchased intangibles	197	396	1,187	1,162
Plus: Amortization of stock-based compensation capitalized in software development costs	225	230	927	754
Plus: Employer payroll tax on employee equity incentive plans	1,085	460	2,642	2,013
Non-GAAP income (loss) from operations	$4,795	$(5,753)	$(1,454)	$(25,420)
GAAP operating margin	(8%)	(21%)	(13%)	(23%)
Non-GAAP adjustments	13%	13%	13%	13%
Non-GAAP operating margin	5%	(8%)	—%	(10%)
Reconciliation of net income (loss):
GAAP net loss	$(6,966)	$(14,993)	$(45,320)	$(61,077)
Plus: Stock-based compensation	10,820	8,227	40,598	31,946
Plus: Lawsuit litigation	—	—	—	48
Plus: Amortization of purchased intangibles	197	396	1,187	1,162
Plus: Amortization of stock-based compensation capitalized in software development costs	225	230	927	754
Plus: Employer payroll tax on employee equity incentive plans	1,085	460	2,642	2,013
Non-GAAP net income (loss)	$5,361	$(5,680)	$34	$(25,154)
Non-GAAP net income (loss) per share:
Basic	$0.10	$(0.11)	$—	$(0.49)
Diluted	$0.09	$(0.11)	$—	$(0.49)
Shares used in non-GAAP per share calculations:
Basic	55,669	52,991	54,814	51,715
Diluted	58,669	52,991	57,528	51,715

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$11,557	$9,591	$35,650	$18,928
Capital expenditures	(3,791)	(4,829)	(21,368)	(21,430)
Capitalized software development costs	(1,789)	(954)	(4,843)	(4,029)
Free cash flows (Non-GAAP)	$5,977	$3,808	$9,439	$(6,531)
Net cash used in investing activities	$(13,272)	$(8,672)	$(23,832)	$(18,520)
Net cash provided by financing activities	$8,957	$7,216	$32,356	$21,983